                          SCHEDULE 14C INFORMATION

  Information Statement Pursuant to Section 14(c) of the Securities Exchange
                                Act of 1934
                            (Amentment No.   )


Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                              TM CENTURY, INC.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         .....................................................................
     2)  Aggregate number of securities to which transaction applies:
         .....................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .....................................................................
     4)  Proposed maximum aggregate value of transaction:
         .....................................................................
     5)  Total fee paid:
         .....................................................................
[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         .....................................................................
     2)  Form, Schedule or Registration Statement No.:
         .....................................................................
     3)  Filing Party:
         .....................................................................
     4)  Date Filed:
         .....................................................................

                              TM CENTURY, INC.

                                2002 ACADEMY

                             DALLAS, TX  75234


                        1996 INFORMATION STATEMENT




TO OUR STOCKHOLDERS:

The accompanying information is being provided by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of four directors to serve one-year terms and until their successors are chosen and qualified.

The holders of 69.2% of the outstanding Common Stock of the Company have agreed to execute a written consent (i) approving the election as directors of the four nominees of the Board of Directors and (ii) ratifying the Board's appointment of Deloitte & Touche, LLP as independent public accountants of the Company for the fiscal year ending September 30, 1996. Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware law permits any action that is required to be taken, or that may be taken at any annual or special meeting of stockholders of a Delaware corporation to be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 1996. Because the election of the four nominees is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

It is anticipated that the written consent of stockholders referred to above will be executed on February 23, 1996. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.

Dallas, Texas                      -------------------------------------------
February 2, 1996                   Neil W. Sargent, President, Chief Executive
                                   Officer and Director


         WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU
                ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of four directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

                                                                    OFFICER/DIRECTOR
NAME                     AGE       POSITION                              SINCE
----------------------   ---       ----------------------------     ----------------
Marjorie L. McIntyre      70       Chairman of the Board of           August 1990
                                   Directors and Consultant

Ann Armstrong Bellows     62       Director                           August 1990

Donald E. Latin           65       Director                           October 1990

Neil W. Sargent           64       President & CEO and Director       April 1995

Janette L. Williams       31       Chief Accounting Officer and       November 1995
                                   Corporate Secretary

Robert F. Shannon, Jr.    44       Executive Vice President           August 1990

Richard A. Garb           52       Vice President                     August 1990

Richard A. Lemmo          41       Vice President                     January 1995



ELECTION OF DIRECTORS

Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the company. Cumulative voting with respect to the election of directors is not permitted.

Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Each of the four current directors of the Company, Marjorie L. McIntyre, Ann Armstrong Bellows, Donald E. Latin and Neil W. Sargent, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company to be executed on February 23, 1996. Marjorie L. McIntyre, Carol M. Peek and Ann Armstrong Bellows, who collectively hold 69.2% of the outstanding Common Stock of the Company, individually and in their capacities as co-beneficiaries or co-trustees of the Marjorie McIntyre Trust, have agreed to execute such written consent. See "Voting Securities and Principal Stockholders". Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected.

No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held nine meetings during fiscal 1995. Each director attended at least 75% of the total number of meetings held by the Board and each committee on which such director served. The company presently has a standing Audit Committee, of which Mrs. Bellows and Mr. Latin are members, and Compensation Committee, of which Mrs. Bellows, Mr. Latin and Mrs. McIntyre are members. The Company does not have a standing a Nominating Committee. The Audit Committee, which is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services, held one meeting during fiscal 1995. The Compensation Committee, which is responsible for monitoring the Company's compensation practices, held two meetings during fiscal 1995.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. ("Century 21"), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director from 1958 to 1973.

Ann Armstrong Bellows is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1981 through 1983. Mrs. Bellows is co-founder and a former director of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm.

Donald E. Latin is President of D. Latin & Company, Inc., a Dallas based investment banking firm he founded in 1985. From 1983 to 1985, he served as Executive Vice President and Chief Financial Officer of Dallas Federal Savings and Loan Association. Prior thereto, he served as Senior Vice President and Manager of the corporate finance department of the investment banking firm of Rauscher Pierce Refsnes, Inc. in Dallas. He has previously served as a director of several publicly-owned companies.

Neil W. Sargent, a 40 year veteran of the radio industry, joined the Company as President and CEO in April 1995. From 1987 to 1995 he was employed by Westwood One Radio Networks based in Valencia, California (formerly known as Unistar which was formerly known as Transtar), where he served as Senior Vice President of Affiliate Sales. Before joining Westwood One he was President of Programming Consultants, Inc. in Albuquerque, New Mexico. Mr. Sargent was elected as a director of the Company in April 1995.

Janette L. Williams, C.P.A., joined the Company in June 1995 as Controller, was promoted to Chief Accounting Officer in November 1995 and appointed Corporate Secretary in December 1995. She served as Controller of Scientific Measurement Systems, Inc., also a publicly held company, from November 1993 to November 1994. From 1987 to 1992, she was employed with the international public accounting firm of Deloitte & Touche, LLP in Dallas, Texas. She holds a Bachelor of Science and Master of Science in Accounting from the University of North Texas.

Robert F. Shannon has served as Vice President of either the Company or Century 21 for over 10 years and was appointed Executive Vice President of the Company in November, 1994. Mr. Shannon also has over 15 years of experience as a disc jockey and program director for radio stations in Boston, Dallas, and Phoenix and as owner of a radio specials production company.

Richard A. Garb (professionally known as Richie Allen), served Century 21 as Vice President from September 1983 to August 1989, and joined the Company in August 1990 as Vice President. From August 1989 to July 1990 he was a general manager of FirstCom, a Dallas-based broadcast services company. He previously served as Vice President and General Manager of KFJZ Radio, Fort Worth and Vice President as well as General Manager of Station Research Systems, a radio broadcast market research company.

Richard A. Lemmo has been involved in the broadcast industry since the early 1970's, as an on-air talent, in sales and management and as a consultant before joining TM Productions, a predecessor company of TM Century, Inc., as a regional manager. In the 1980's he was with Drake-Chenault and Radio Arts, both format syndicators. From 1988 to 1991 he served as General Sales Manager of Radio Etcetera, a provider of syndicated sales promotions for radio stations. In 1991 he purchased Radio Etcetera and served as President until it was sold in late 1994. A Certified Radio Management Consultant, he joined the Company as Vice President in January 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements except as follows: for Neil W. Sargent, the initial statement of beneficial ownership of securities (Form 3) in which no transactions were reported, was filed late and the annual statement of beneficial ownership of securities (Form 5) in which his award of stock options in connection with his joining the Company as President and CEO was reported was filed late;. for Ann Armstrong Bellows a Form 5 in which one transaction was reported was filed late; for Don Latin a Form 5 in which one transaction was reported was filed late.

EXECUTIVE COMPENSATION

The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officer, its former Chief Executive Officer and the only other executive officer of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1995 (collectively, the "Named Executive Officers"), (2) certain information regarding options granted during the year and (3) certain information regarding option exercises and option values.

                         SUMMARY COMPENSATION TABLE

                                                                      |         LONG TERM        |
                                         ANNUAL COMPENSATION          |    COMPENSATION AWARDS   |
                                  ------------------------------------------------------------------------------
                                                                      |   SECURITIES UNDERLYING  |    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY($)      BONUS($) |          OPTIONS(#)      |  COMPENSATION
----------------------------------------------------------------------------------------------------------------
                                                                      |                          |
Neil W. Sargent(1)                  1995        86,148                |           100,000        |         -
President & CEO                                                       |                          |
                                                                      |                          |
Phillip C. Turner (2)               1995        33,333          -     |               -          |      85,000(3)
President & CEO                     1994       197,633          -     |            40,000        |         -
                                    1993       161,200       43,117   |            10,000        |         -
                                                                      |                          |
Richard A. Garb                     1995       108,253          -     |               -          |         -
Vice President                      1994       126,107          -     |               -          |         -
                                    1993       123,353        6,467   |               -          |         -
                                                                      |                          |

(1) Salary from commencement of employment in April 1995. Compensation includes a base annual salary of $180,000.

(2) Resigned from the Company in November 1994. All options terminated upon resignation from the Company.

(3) In connection with his resignation, the Company agreed to pay Mr. Turner $60,000 on December 1, 1994 and $25,000 on December 1, 1995 in consideration for his one-year limited non-compete agreement and general release.

                      OPTION GRANTS IN LAST FISCAL YEAR
                             INDIVIDUAL GRANTS

---------------------------------------------------------------------------------------------------
                                                % OF TOTAL
                           NUMBER OF          OPTIONS GRANTED
                     SECURITIES UNDERLYING      TO EMPLOYEES      EXERCISE OR
                                                                     BASE
      NAME           OPTIONS GRANTED (#)(1)    IN FISCAL YEAR     PRICE ($/SH)    EXPIRATION DATE
---------------------------------------------------------------------------------------------------
Neil W. Sargent              100,000                 83%             $1.125           04/17/05



(1) The option is an Incentive Stock Option that vested with respect to 20% of the shares covered thereby on the date of grant (April 17, 1995), cumulatively with respect to an additional 15% of such shares on the first anniversary of the grant date and vests cumulatively with respect to an additional 15% on the second through fourth anniversaries of the grant date and an additional 20% on the fifth anniversary. Vested portions of options are exercisable through the expiration date of the option, subject to earlier termination in accordance with the Plan.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING            IN-THE-MONEY OPTIONS
                                                                   UNEXERCISED
                           SHARES      VALUE REALIZED          OPTIONS AT FY-END (#)         AT FY-END ($)(1)
                         ACQUIRED                              ---------------------      ----------------------
  NAME                ON EXERCISE (#)        ($)                   EXERCISABLE/                EXERCISABLE/
                                                                  UNEXERCISABLE               UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Neil W. Sargent              -                -                   20,000/80,000                    -/-

Richard A. Garb              -                -                   19,500/10,000                    -/-

(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the option. There were no "in the money" options at the end of fiscal year 1995. The fair market value of the Company's Common Stock was $.97 per share on September 30, 1995.

COMPENSATION OF DIRECTORS AND EMPLOYMENT CONTRACTS

In July 1993, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $120,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement.

In January 1995, the Company entered into a consulting agreement for a three-year term with Carol M. Peek which provides for annual compensation of $60,000 and the performance of up to 140 hours per month of consulting services to management. Pursuant to this agreement, Mrs. Peek agreed not to compete with the Company during the term of the agreement. Mrs. Peek is the daughter of Mrs. McIntyre and was a director of the Company until October 9, 1995.

Mr. Latin and Mrs. Bellows, the Company's two nonemployee directors, receive monthly fees of $2,000 and $1,500, respectively, for their attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 1995, Mr. Latin and Mrs. Bellows received total fees of $37,000 and $23,000 respectively.

For a period of five years beginning in December 1991, a Nonqualified Stock Option covering 2,500 shares of Common Stock is granted each December at an exercise price of $1.20 per share (the fair market value of the Common Stock on December 3, 1991) under the Company's 1991 Long Term Performance Incentive Plan to each director who at the time of grant is a member of the Compensation Committee and who is not an employee or consultant of the Company. Mr. Latin and Mrs. Bellows have received such options each year since 1991. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Directors who are not members of the Compensation Committee are eligible to be granted Incentive Stock Options or Nonqualified Stock Options under the Plan at the discretion of the Committee. Neil W. Sargent, President and CEO and a director of the Company, was granted an Incentive Stock Option under the Plan covering 100,000 shares of Common Stock upon his election as an officer in April 1995. See the table under the heading "Executive Compensation - Option Grants in Last Fiscal Year" for a description of the terms of this option. Except as described in this paragraph, the Committee did not grant any options to directors during the fiscal year ended September 30, 1995.

In April 1995, the Company entered into a three-year employment contract with Neil W. Sargent, President and CEO. The contract calls for a base annual salary of $180,000 subject to upward adjustment in the discretion of the Board or Compensation Committee, an automobile allowance, and eligibility to participate in the Company's Bonus Plan and an additional bonus plan designed to allow Mr. Sargent to earn additional amounts based on the achievement of certain financial targets. Pursuant to this agreement, Mr. Sargent has agreed not to compete with the Company during the term of the agreement and for one year thereafter.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, each Named Executive Officer, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 1995 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of December 31, 1995 there were 2,537,193 shares of Common Stock outstanding.

                                        NUMBER OF BENEFICIALLY        PERCENT
NAME AND ADDRESS                        OWNED SHARES                  OF CLASS
-----------------------------------     -------------------------     -----------
Marjorie L. McIntyre                    1,755,000 (1)(2)              69.2
2002 Academy
Dallas, TX 75234

Carol M. Peek                           1,725,750 (1)(2)              68.0
2002 Academy
Dallas, TX 75234

Ann Armstrong Bellows                   1,735,000 (1)(2)(3)           68.1
21500 Armstrong Road
Grass Valley, CA 95949

Neil W. Sargent                            20,000 (4)                  *
2002 Academy
Dallas, TX 75234

Richard A. Garb                            24,000 (5)                  1.0
2002 Academy
Dallas, TX 75234

Donald E. Latin                            15,500 (6)                  *
600 N. Pearl St., Ste. 2250
Dallas, TX 75201

A group, composed of Mrs. McIntyre      1,755,000 (1)(2)(7)           69.2
and Mrs. Peek and Mrs. Bellows,
as Co-Trustees of the
Marjorie McIntyre
Trust (the "Trust")
created by instrument
dated November 18,
1994 by Marjorie L.
McIntyre, as Settlor

All officers and directors as a         1,839,991 (8)                 70.4
group (8 persons)


___________________________
* less than 1%

(1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Mrs. Peek and Mrs. Peek's immediate family members are co-income beneficiaries; Mrs. Peek's descendants are remainder beneficiaries; and Mrs. Peek and Mrs. Bellows are co-Trustees. Mrs. Peek and Mrs. Bellows must act unanimously to vote or dispose of shares held by the Trust.

(2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Mrs. Bellows and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; Mrs. Peek disclaims beneficial ownership of the shares held by Mrs. McIntyre, Mrs. Bellows, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Mrs. Bellows disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively.

(3) Includes 9,250 shares that Mrs. Bellows has the right to acquire pursuant to presently exercisable nonqualified stock options.

(4) Mr. Sargent has the right to acquire these shares pursuant to presently exercisable incentive stock options.

(5) Mr. Garb has the right to acquire these shares pursuant to presently exercisable incentive stock options.

(6) Includes 9,250 shares that Mr. Latin has the right to acquire pursuant to presently exercisable nonqualified stock options.

(7) Mrs. Peek and Mrs. Bellows, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

(8) Includes 59,375 shares and 18,500 shares that the officers and directors have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options, respectively.

Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.

A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains financial statements as of September 30, 1995 and 1994 and for each of the fiscal periods ended September 30, 1995, 1994, and 1993. A copy of the Company's 1995 Annual Report on Form 10-KSB is available to each stockholder without charge by writing to Shareholder Relations, TM Century, Inc., 2002 Academy, Dallas, Tx 75234.

                                By Order of the Board of Directors,


                                ---------------------------------------
                                Neil W. Sargent
                                President and Chief Executive Officer



Dallas, Texas
February 2, 1996